UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12.

VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VALIC Company I (Corebridge)

Contact Center FAQ & Agent Escalation Guide

Section 1 - Standard Shareholder FAQs

Question	Approved Agent Response

Q1. Why did I receive more than one card or communication?	You may receive more than one card if you have more than one eligible account, contract, plan, fund, issuing entity, or voting role. Some cards are for individual voting, while others relate to employer or group authorization. I can look up the voting records tied to the communication and help confirm which votes or instructions are still needed.

Q2. I received a communication. What is this about?	You’re receiving this outreach because you may be eligible to vote on matters related to the VALIC Company I Joint Special Meeting. I can look up your voting record, help locate your control number if needed, and assist with recording your voting instructions.

Q3. Can you help me vote now?	Yes. If you’re ready to vote, I can help verify the correct voting record and accept your voting instructions during this call.

Q4. I do not have my control number. Can you still help?	Yes. I can look up the information needed to locate the correct voting record. I may need to confirm details from the communication or other identifying information available for this proxy campaign.

Q5. What happens if I do not vote?	If you do not vote, the meeting may have a harder time reaching the required participation level, so we encourage eligible shareholders to review the materials and submit a vote.

Q6. Can you tell me how I should vote?	I can explain the proposals, share the Board’s recommendation from the proxy materials, and record your voting instructions, but I cannot tell you how to vote or provide investment advice.

Q7. I sold my shares. Can I still vote?	You may still be eligible to vote if you held the position on the record date, even if you sold it later.

Q8. Can I change my vote?	In most cases, yes. If a later valid vote is received before the deadline, it generally replaces the earlier vote.

Q9. How do I attend the virtual meeting?	The instructions for attending the virtual meeting are included in your proxy materials. Please use those instructions for access details and any required credentials.

Q10. Can you help with my account?	I can help with the proxy materials and voting process. For account servicing, balances, transactions, address changes, beneficiary updates, or product-specific questions, I can transfer you to Corebridge Customer Service, or you may call Corebridge Customer Service directly at 1 (800) 448-2542.

Q11. What if I lost or never received my materials?	I can help locate the correct voting record, provide replacement proxy materials assistance, or share electronic access instructions if available for this campaign.

Section 2 - Card Type Reference

Use this section for agent context. Do not over-explain the operational rules to callers unless needed to answer their specific question.

Card	Used For	High-Level Voting Treatment

Card #1 Proxy Card	Mutual fund participants.	Straight-through voting. Mutual funds do not proportionately vote.

Card #2 Voting Instruction Card	Annuity orphans, annuity participants, annuity unfunded employers, mutual fund plan sponsor-unfunded records, and RPS populations.	Used to collect voting instructions. Annuity participant votes may need to sync back to the related employer group and plan rules.

Card #3 Voting Instruction / Group Authorization Card	Annuity employer records where Employer Vote is Y.	Participant votes count only if the employer authorizes participant voting. If the employer votes the plan shares, participant votes are disregarded.

Card #4 Group Authorization Card	Annuity employer records where Employer Vote is N.	Participant votes generally count unless the employer provides different voting instructions. Card language explains that if the card is not returned, participant votes will be counted.

Agent framing for multiple cards: More than one card does not necessarily mean duplicate outreach. It may reflect different holdings, different issuing entities, separate annuity versus mutual fund populations, participant versus employer voting roles, or group/plan authorization rules. Agents should verify the caller’s voting records and accept any eligible voting instructions rather than assuming only one card applies.

Section 3 - Agent Escalation FAQs

Use approved talking points only. Escalate to campaign management, legal, or client contacts if a shareholder requests interpretation beyond these statements.

Escalation Question	Approved Agent Response

How will the Nippon transaction affect me?	The proxy materials explain that the transaction is expected to affect the approval of advisory agreements, but it is not expected to change how the funds are managed.

Will my fees increase?	The proxy materials state that the transactions are not expected to change contractual advisory fees.

Will my investments change?	The materials state that investment objectives, strategies, and portfolio management are not expected to change because of the transactions.

What happens if the proposals fail?	If the proposals are not approved, the Board may consider other actions described in the proxy materials, such as interim arrangements, seeking additional approvals, fund reorganization, or other available options.

Who is AllianceBernstein?	AllianceBernstein currently serves as sub-adviser to the Dynamic Allocation Fund and manages the day-to-day investment activities for that fund.

What is a Change of Control Event?	A Change of Control Event is a circumstance that may require existing advisory agreements to end and be replaced under applicable regulations.

Why am I being contacted multiple times?	You may receive additional reminders until a valid vote is recorded or the campaign ends. If you believe you already voted, the caller may be asked to confirm the voting method or control information so the record can be reviewed.

Section 4 - Alternate Contact Guidance

Use this guidance when the caller’s question is about account service rather than the proxy vote. Agents may transfer callers to Corebridge when appropriate. Corebridge Customer Service: 1 (800) 448-2542.

Caller Need	Suggested Response

Account balance, transactions, loans, withdrawals, address changes, beneficiaries, or contract questions	I can help with the proxy voting process, but I do not have access to service your account. I can transfer you to Corebridge, or you may contact Corebridge Customer Service at 1 (800) 448-2542.

Caller asks for Corebridge contact information	Corebridge Customer Service can be reached at 1 (800) 448-2542. I can also transfer you if you would like help with an account-related question.

Caller wants proxy help and account help	I can assist with your proxy materials or voting instructions today. For account service, I can transfer you to Corebridge Customer Service, or you may call Corebridge Customer Service directly at 1 (800) 448-2542.

Section 5 - Escalation Matrix

Inquiry Type	Escalation Path

Legal interpretation	Campaign management / Legal

Account servicing	Transfer caller to Corebridge Customer Service or provide Corebridge Customer Service phone number: 1 (800) 448-2542.

Complaint or regulatory concern	Supervisor

Section 6 - Agent Reference Notes

Topic	Reference Guidance

Multiple cards	Do not assume duplicate mailing. Multiple cards may reflect separate holdings, issuing entities, account registrations, funds, employer plans, or participant/employer voting roles.

Control numbers	If the caller does not have the control number, agents may look up the voting record using available campaign information and caller-provided details.

Voting support	Agents may accept eligible voting instructions, explain the voting process, and reference the Board’s recommendation from the proxy materials. Agents must not recommend how the caller should vote.

Annuity echo voting	Echo voting applies only to annuity accounts and is handled at the applicable separate-account level. Mutual funds do not echo vote.

Employer versus participant cards	Employer and participant cards may both be valid for the same group or plan, but final vote treatment depends on the employer authorization card type and returned instructions.

Account servicing	For balances, transactions, address changes, beneficiaries, contract questions, loans, withdrawals, or other account service needs, transfer to Corebridge Customer Service or provide Corebridge Customer Service phone number: 1 (800) 448-2542.